EXHIBIT NO. 24

                         POWER OF ATTORNEY

     We, the undersigned directors of Mountain Fuel Supply Company, hereby severally constitute D. N. Rose and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1997 and any and all amendments to be filed with the Securities and Exchange Commission by Mountain Fuel Supply Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1997 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

     Signature                      Title             Date



 /s/ R. D. Cash             Chairman of the Board    2-10-98
R. D. Cash



 /s/ D. N. Rose               President & Chief      2-10-98
D. N. Rose                    Executive Officer
                                  Director


 /s/ W. Whitley Hawins            Director           2-10-98
W. Whitley Hawkins



 /s/ Robert E. Kadlec             Director           2-10-98
Robert E. Kadlec



 /s/ Dixie L. Leavitt             Director           2-10-98
Dixie L. Leavitt



 /s/ Gary G. Michael              Director           2-10-98
Gary G. Michael



 /s/ Gary L. Nordloh              Director           2-10-98
Gary L. Nordloh



 /s/ Harris H. Simmons            Director           2-10-98
Harris H. Simmons